INDEPENDENT ACCOUNTANTS' CONSENT

                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 12, 1999 included in Hudson United Bancorp's Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.


                                                      ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 9, 1999